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                                                                    EXHIBIT 4-b

                      SOUTHWESTERN BELL TELEPHONE COMPANY

                             OFFICERS' CERTIFICATE

                      7% Debentures Due November 15, 2027

                       Pursuant to Section 2.02(a) of the
                           Indenture Identified Below


              The undersigned, Donald E. Kiernan, Vice President of Southwestern Bell Telephone Company (the "Company"), and Michael D. Olson, Assistant Treasurer of the Company, acting pursuant to an authorization contained in certain resolutions duly adopted by the Board of Directors of the Company on October 2, 1997, do hereby determine and establish the following terms for a series (the "Series") of the Company's debt securities (the "Securities") to be issued under an Indenture, dated as of February 1, 1985, as supplemented by the First Supplemental Indenture, dated as of June 1, 1991 (together, the "Indenture"), between the Company and The Bank of New York, as Trustee (terms defined in the Indenture shall have the meanings as so defined when used herein, unless otherwise defined herein):

    (1)    Title of Securities of the Series:                   7% Debentures Due
                                                                November 15, 2027

    (2) Limit, if any, upon the aggregate principal amount of Securities of the Series which may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series



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
    (3)    pursuant to Section 2.08, 2.09,                      $100,000,000
           2.12, 3.06 or 9.05 of the Indenture):


    (3)    Date or dates on which the principal of              November 15, 2027
           Securities of the Series is payable:


    (4) With respect to interest on Securities of the Series:

           (a)    The rate or rates at which                    7% per annum on non-
                  Securities of the Series shall bear           overdue principal and (to the
                  interest:                                     extent that the payment of such interest shall be
                                                                legally enforceable) on any overdue principal and
                                                                any overdue installment of interest.

           (b)    The method of calculating such rate
                  or rates of interest:                         Not applicable.

           (c)    The date from which such interest             November 21, 1997, or from the most recent May 15
                  shall accrue:                                 or November 15 to which interest has been paid or
                                                                duly provided for, until the principal thereof is
                                                                paid or made available for payment.


           (d)    The dates on which such interest              May 15 and November 15, commencing May 15, 1998.
                  shall be payable ("Interest Payment
                  Dates"):


           (e)    Record dates for interest payable on          The close of business on the May 1 or November 1
                  any interest payment date:                    (even if a Legal Holiday), as the case may be,
                                                                next preceding an Interest Payment Date shall be
                                                                the "Regular Record Date" for the interest payable
                                                                on such Interest Payment Date; a special record
                                                                date shall be fixed for the payment of defaulted
                                                                interest in accordance with Section 2.14 of the
                                                                Indenture.

    (5)    Place or places where the principal of and           At the office or agency of the Company maintained
           interest on Securities of the Series shall           for such purpose in the Borough of Manhattan, The
           be payable:                                          City of New York, State of New York, which at the
                                                                date hereof is the


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
                                                                principal corporate trust office of the Trustee,
                                                                and at any other office or agency maintained by
                                                                the Company for such purpose; provided, however,
                                                                that at the option of the Company it may pay
                                                                interest by check or draft mailed to the Holder's
                                                                address as it appears on the register for
                                                                Securities of the Series.

    (6) With respect to redemption, in whole or in part, of Securities of the Series at the option of the Company:


The Securities of the Series are not redeemable prior to November 15, 2007. On or after November 15, 2007, and prior to maturity, the Company, at its option, may redeem all or from time to time any part of the Securities of the Series upon not less than 30 days, but not more than 60 days, notice at the redemption prices (expressed as percentages of the principal amount) during the 12-month periods beginning November 15, 2007 of each of the years indicated:

                                                                     Redemption
       Year                                                            Price
       ----                                                         ----------
       2007   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.580%
       2008   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.322
       2009   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.064
       2010   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.806
       2011   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.548
       2012   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.290
       2013   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.032
       2014   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100.774
       2015   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100.516
       2016   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100.258

and thereafter at 100% of the principal amount thereof, in each case together with accrued interest to the redemption date.


    (7) With respect to the mandatory redemption or purchase of Securities of the Series:

           (a)    Any provisions for a sinking fund or
                 analogous provisions

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
                  or for mandatory redemption upon the
                  happening of a specified event or
                  for redemption or purchase at the
                  the option of a Holder:                       Not applicable.

           (b)    The period or periods within which
                  such redemptions or purchases must
                  be made:                                      Not applicable.

           (c)    The applicable price or prices at
                  which such redemptions or purchases
                  must be made:                                 Not applicable.

           (d)    The terms and conditions of such
                  redemptions or purchases:                     Not applicable.

    (8)    Denominations in which Securities of the             $1,000 and integral multiples thereof.
           Series are issuable:

    (9)    If other than the principal amount thereof,
           the portion of the principal amount of
           Securities of the Series payable on
           declaration of acceleration pursuant to
           Section 6.02 of the Indenture:                       Not applicable.

(10)(a)    Whether Securities of the Series are
           issuable as Registered Securities,
           Unregistered Securities (with or without
           Interest coupons), or any combination
           thereof:                                             Registered Securities only.


           (b)    Any restrictions applicable to the
                  offering or sale of Unregistered
                  Securities:                                   Not applicable.

           (c)    Whether, and the terms upon which,
                  Unregistered Securities of the
                  Series may be exchanged for Registered


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
                  Securities of the Series and vice             Not applicable.
                  versa;

    (11) With respect to the payment of additional amounts on Securities of the Series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted:

           (a)    Whether and under what circumstances
                  such payments will be made:                   Not applicable.

           (b)    If such additional amounts are to be
                  paid, whether the Company will have
                  the option to redeem such Securities
                  of the Series rather than pay such
                  additional amounts:                           Not applicable.

    (12)   Whether the Securities of the Series are             The Securities of the Series will be represented
           issuable in whole or in part in the form of          by a Global Security or Securities to be deposited
           one or more Global Securities and, in such           with The Depository Trust Company, as Depository,
           case, the Depository for such Global                 in accordance with its "book-entry only"
           Security or Securities:                              procedures.

    (13)   The currency or currencies in which payment
           of the principal of and interest on the
           Securities of the Series shall be payable:           U.S. dollars.

    (14)   Whether the amount or payments of principal
           of or interest on the Securities of the
           Series may be determined with reference to
           an index and, in such case, the manner
           in which such amounts shall be determined:           Not applicable.


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
    (15) Any other covenants or terms of Securities of the Series, including any additional restrictive covenants not described above or any terms required by United States laws or regulations or advisable in connection with the marketing of Securities of the Series:
                                                                None.

    (16)   Initial public offering price of Securities
           of the Series:                                       98.160% of their principal amount.

    (17)   Underwriters' commission or discount as a
           percentage of the principal amount of
           Securities of the Series to be issued:
                                                                .875%

    (18)   Agency fees as a percentage of the
           principal amount of Securities of the
           Series to be issued:                                 Not applicable.

    (19) Attached to this Certificate as Exhibit A is a specimen of the Securities of the Series, which is hereby approved.

    (20) Attached to this Certificate as Exhibit B is the form of the Underwriting Agreement
           (including Schedules I and II thereto),
           which is hereby approved, relating to the offering and sale of the Securities of the Series and the Securities of another series to be issued under the Indenture entitled
           6-3/8% Notes Due November 15, 2007, the
           terms and forms of which have been
           determined and established pursuant to a separate Officers' Certificate dated the date hereof.


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IN WITNESS WHEREOF, we have executed this Certificate on behalf of the Company.

Dated:  November 18, 1997




                                                  ------------------------------
                                                  Donald E. Kiernan
                                                  Vice President






                                                  ------------------------------
                                                  Michael D. Olson
                                                  Assistant Treasurer





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